Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Orthofix International N.V. (“Orthofix”) on Form 10-Q for the period ended March 31, 2006 (the “Quarterly Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Alan W. Milinazzo Chief Executive Officer and  President of Orthofix, certify, pursuant to 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Orthofix.

Dated: May 8, 2006	/s/ Alan W. Milinazzo
	Name:	Alan W. Milinazzo
	Title:	Chief Executive Officer and President